UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2014

CISCO SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California

(State or Other Jurisdiction of Incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of Principal Executive Offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of the Employee Stock Purchase Plan

At the Annual Meeting of Shareholders (the “Meeting”) of Cisco Systems, Inc. (“Cisco”) held on November 20, 2014, Cisco’s shareholders approved the amendment and restatement of the Cisco Employee Stock Purchase Plan (the “Purchase Plan”). The amendment and restatement of the Purchase Plan was approved by Cisco’s Board of Directors (the “Board”) on July 30, 2014, subject to the approval of Cisco’s shareholders, and became effective with such shareholder approval on November 20, 2014. As a result of such shareholder approval, the Purchase Plan was materially amended and modified to increase the maximum number of shares of common stock authorized for issuance over the term of the Purchase Plan by 150 million shares.

A more complete description of the terms of the Purchase Plan and the material amendments and modifications thereto can be found in “Proposal No. 2—Approval of the Amendment and Restatement of the Employee Stock Purchase Plan” (pages 17 through 21) in Cisco’s definitive proxy statement dated September 24, 2014, and filed with the Securities and Exchange Commission on September 30, 2014, which description is incorporated by reference herein. The foregoing descriptions and the description incorporated by reference from Cisco’s definitive proxy statement are qualified in their entirety by reference to the Purchase Plan, a copy of which is filed as Exhibit 10.1 to this report.

Appointment of Officer; Compensatory Arrangements of Certain Officers

Effective January 1, 2015, the Cisco Board appointed Kelly A. Kramer as Executive Vice President and Chief Financial Officer of Cisco, at the Board’s regularly scheduled meeting on November 20, 2014. As previously reported, Frank A. Calderoni is stepping down from that position, effective January 1, 2015.

Ms. Kramer, 47, joined Cisco in January 2012 after over twenty years with General Electric Company (“GE”). She has served as Cisco’s Senior Vice President, Business Technology and Operations Finance since October 2013, and as Senior Vice President, Corporate Finance from January 2012 until October 2014. From January 2009 until she joined Cisco, Ms. Kramer served as Vice President and Chief Financial Officer of GE Healthcare Systems. Ms. Kramer served as Vice President and Chief Financial Officer of GE Healthcare Diagnostic Imaging from August 2007 to January 2009 and as Chief Financial Officer of GE Healthcare Biosciences from January 2006 to July 2007. Prior to that, Ms. Kramer held various leadership positions with GE corporate and other GE businesses.

In connection with her appointment, Ms. Kramer entered into a letter agreement with Cisco, dated November 21, 2014 (the “Letter Agreement”), providing for an increase in her annual base salary to $735,000, effective January 1, 2015, and an increase of her target award percentage under the Cisco Systems, Inc. Executive Incentive Plan (the “EIP”) for the period from January 1, 2015 through the end of fiscal year 2015 to 125% of her base salary. The Compensation and Management Development Committee also granted Ms. Kramer 35,000 restricted stock units and 100,562 performance-based restricted stock units in connection with her appointment. Those awards will be subject to the standard terms and conditions of Cisco’s form of stock unit agreement and performance-based stock unit agreement, respectively.

In addition, as consideration for the waiver of all remaining benefits due to Ms. Kramer after December 31, 2014 pursuant to an offer letter dated December 20, 2011, including two payments of $500,000 each, and to consolidate all entitlements under one agreement, the Letter Agreement provides for a payment to Ms. Kramer of $1,000,000 with $500,000 payable in January 2015 and the remaining $500,000 payable in January 2016, subject to her continued employment with Cisco on each payment date.

In connection with his continued employment as an Executive Advisor to Cisco’s Chief Executive Officer, John Chambers, Mr. Calderoni entered into a Transition and Separation Agreement dated November 24, 2014 (the “Transition and Separation Agreement”), which provides that he will serve as an Executive Advisor effective January 1, 2015 for a period ending no later than October 1, 2015. He will be compensated at an annual base salary of $300,000 and will be eligible to earn his bonus under the EIP for fiscal year 2015 if he is still serving at the end of fiscal year 2015. He will vest in his equity awards which are scheduled to vest in September 2015 and a pro rata portion of the performance-based restricted stock units which are scheduled to vest in September 2016. If he departs earlier than October 1, 2015, he will cease to receive any salary, but will be entitled to the equity awards which vest in September 2015 and a pro rata portion of the performance-based restricted stock units scheduled to vest in September 2016 based on his days of actual service and to the extent the performance goals are achieved. Additionally, he will be entitled to the following benefits under the Transition and Separation Agreement: (i) a cash payment equal to twelve months of his annual base salary and target bonus award, or $1,800,000, paid in two equal installments in fiscal year 2015; and (ii) an extension of the post-termination exercise period for any stock options with an exercise price greater than Cisco’s stock price upon separation as an Executive Advisor.

The foregoing descriptions of the Letter Agreement and Transition and Separation Agreement are qualified in their entirety by reference to the Letter Agreement and Transition and Separation Agreement, copies of which are filed as Exhibit 10.2 and 10.3 to this report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Cisco was held on November 20, 2014. At the Meeting, the shareholders voted on the following seven proposals and cast their votes as follows:

Proposal 1: To elect ten members of Cisco’s Board of Directors:

Nominee	For	Against	Abstained	Broker Non-Votes
Carol A. Bartz	3,320,331,995	109,605,981	10,895,920	717,983,530
M. Michele Burns	3,383,281,052	46,451,838	11,101,006	717,983,530
Michael D. Capellas	3,381,567,665	48,009,356	11,256,875	717,983,530
John T. Chambers	3,303,844,520	113,891,104	23,098,272	717,983,530
Brian L. Halla	3,385,207,874	41,035,719	14,590,303	717,983,530
Dr. John L. Hennessy	2,979,399,296	450,250,923	11,183,677	717,983,530
Dr. Kristina M. Johnson	3,398,497,504	30,528,942	11,807,450	717,983,530
Roderick C. McGeary	3,382,796,243	45,833,150	12,204,503	717,983,530
Arun Sarin	3,380,762,899	48,097,278	11,973,719	717,983,530
Steven M. West	3,355,010,711	73,582,769	12,240,416	717,983,530

Proposal 2: To approve the amendment and restatement of the Cisco Employee Stock Purchase Plan:

For	Against	Abstained	Broker Non-Votes
3,358,818,203	50,797,445	31,218,248	717,983,530

Proposal 3: To approve, on an advisory basis, executive compensation:

For	Against	Abstained	Broker Non-Votes
3,122,752,025	296,387,651	21,694,220	717,983,530

Proposal 4: To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 25, 2015:

For	Against	Abstained	Broker Non-Votes
4,086,321,617	55,635,753	16,860,056	0

Proposal 5: A shareholder proposal to recommend that Cisco establish a Public Policy Committee of the Board.

For	Against	Abstained	Broker Non-Votes
121,902,806	3,154,259,371	164,671,719	717,983,530

Proposal 6: A shareholder proposal to request the Board to amend Cisco’s governing documents to allow proxy access for specified categories of shareholders.

For	Against	Abstained	Broker Non-Votes
183,173,094	3,240,090,531	17,570,271	717,983,530

Proposal 7: A shareholder proposal to request Cisco to provide a semiannual report on political-related contributions and expenditures.

For	Against	Abstained	Broker Non-Votes
1,487,718,713	1,627,406,953	325,708,230	717,983,530

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

10.1	Cisco Systems, Inc. Employee Stock Purchase Plan

10.2	Letter Agreement by and between Cisco Systems, Inc. and Kelly A. Kramer

10.3	Transition and Separation Agreement by and between Cisco Systems, Inc. and Frank A. Calderoni

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: November 24, 2014	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Document

10.1	Cisco Systems, Inc. Employee Stock Purchase Plan

10.2	Letter Agreement by and between Cisco Systems, Inc. and Kelly A. Kramer

10.3	Transition and Separation Agreement by and between Cisco Systems, Inc. and Frank A. Calderoni